Exhibit 23.2

CONSENT OF INDEPENDENT  PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 pertaining to the First Pulaski National Corporation Dividend Reinvestment Plan of our report dated February 22, 2007, with respect to the consolidated financial statements of First Pulaski National Corporation, and the effectiveness of internal control over financial reporting, which reports are included in the form 10-K for First Pulaski National Corporation for the year ended December 31, 2008. We also consent to the reference to us under the heading "Experts" in the prospectus.

                                                                                                                          /s/Putman & Hancock
                                                                                                                         Putman & Hancock, CPAs

Fayetteville, Tennessee
August 19, 2009